UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 19, 2021

PIERIS PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-37471	30-0784346
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

225 State Street, 9th Floor		02109
Boston,	MA
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: 857-246-8998
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	PIRS	The Nasdaq Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01: Entry into a Material Definitive Agreement.
On May 19, 2021, Pieris Pharmaceuticals, Inc. and Pieris Pharmaceuticals GmbH (together, “Pieris” or the “Company”) and Genentech, Inc. (“Genentech”), entered into a Research Collaboration and License Agreement (the "Agreement"), to discover, develop and commercialize locally delivered respiratory and ophthalmology therapies that leverage Pieris’ proprietary Anticalin® technology.

Under the terms of the agreement, Pieris will receive $20 million in an upfront payment and may be eligible to receive up to approximately $1.5 billion in additional milestone payments across multiple programs, as well as tiered royalty payments on net sales at percentages ranging from the mid-single to low double-digits, subject to certain standard reductions and offsets. Pieris will be responsible for discovery research and early development of two initial programs, each of which is eligible for $11 million in preclinical milestones. Genentech has an option to expand the collaboration to encompass two additional programs with the payment of a $10 million fee per additional program. Genentech will be responsible for IND-enabling activities, clinical development, and commercialization of those programs. The collaboration does not include any of Pieris’ internal programs.

Unless earlier terminated, the term of the Agreement continues until no royalty or other payment obligations are or will become due under the Agreement. The Agreement may be terminated (i) by either party based on insolvency or breach by the other party and such insolvency proceeding is not dismissed or such breach is not cured within 90 days; or (ii) after 9 months from the effective date of the Agreement, by Genentech as a whole or on a product-by-product and/or country-by-country basis upon 90 days prior written notice before the first commercial sale of a product or upon 180 days prior written notice after the first commercial sale of a product.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, which Pieris intends to file as an exhibit to its Quarterly Report on Form 10-Q for the quarter ending June 30, 2021. A copy of the press release announcing the Agreement is attached to this Current Report as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

99.1 Press Release, Dated May 25, 2021.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIERIS PHARMACEUTICALS, INC.

Dated: May 25, 2021	/s/ Tom Bures
Tom Bures
Vice President, Finance